UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of John A. Roush to the Board of Directors
On May 5, 2016, The Board of Directors (the “Board”) of Advanced Energy Industries, Inc. (the “Company”) appointed John A. Roush as a director effective immediately. As with all directors, Mr. Roush is subject to annual election at the next annual meeting of shareholders scheduled to be held in May 2017.
Mr. Roush, age 51, has been the Chief Executive Officer and Board member of GSI Group Inc. (Nasdaq: GSIG) (“GSI”), a leading global supplier of precision photonic components and subsystems to OEM's in the medical and advanced industrial markets, since December, 14, 2010. Mr. Roush joined GSI after a twelve year career with PerkinElmer, Inc. (“PerkinElmer”), a provider of technology and services to the diagnostics, research, environmental, safety and security, industrial and laboratory services markets, where he was a corporate officer and served in several leadership positions, most recently leading the company’s $1.2 billion Environmental Health segment. Prior to joining PerkinElmer, Mr. Roush held management positions with Outboard Marine Corporation, AlliedSignal, Inc., now Honeywell International, McKinsey & Company Inc. and General Electric. Mr. Roush also serves as a director of Lemaitre Vascular, Inc. (Nasdaq: LMAT), a global provider of medical devices and implants for the treatment of peripheral Vascular disease, and as a member of its Audit Committee. Mr. Roush holds a Bachelor of Science degree in Electrical Engineering from Tufts University and an M.B.A. from Harvard University. There is no arrangement or understanding between Mr. Roush and any other person pursuant to which he was elected as a director of the Company. Additionally, there is no transaction between Mr. Roush and the Company that would require disclosure under Item 404(a) of Regulation S-K.
In connection with his appointment to the Board, Mr. Roush has been granted 10,000 restricted stock units pursuant to the Company’s 2008 Omnibus Incentive Plan, as amended (the “2008 Plan”), which vest while a director as to 25% of the underlying shares on each anniversary of the grant date until fully vested on the fourth anniversary of the grant date. A copy of the 2008 Plan has been previously incorporated by reference as Exhibit 10.42 to the Form 10-K for the year ended December 31, 2015, filed on February 25, 2016. Other elements of his compensation as a member of the Board will be consistent with the compensation received by other non-employee members of the Board, as disclosed in the Company’s Schedule 14A definitive proxy statement.
Also in connection with his appointment to the Board, Mr. Roush and the Company executed the Company’s standard form of director indemnification agreement that provides, among other things, that the Company will indemnify and hold Mr. Roush harmless for losses and expenses resulting from claims arising out of, or related to, the fact that he is or was a director of the Company. The form of director indemnification agreement has been previously filed with the Securities and Exchange Commission (File No. 000-26966) as Exhibit 10.1 to the Form 8-K filed on December 14, 2009.

On May 5, 2016, Advanced Energy Industries, Inc. issued a press release entitled “John A. Roush Joins the Advanced Energy Industries Board of Directors.” A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated May 5, 2016, by Advanced Energy Industries, Inc., announcing that John A. Roush has joined the Advanced Energy Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas. O. McGimpsey
Date: May 5, 2016	Thomas O. McGimpsey
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated May 5, 2016, by Advanced Energy Industries, Inc., announcing that John A. Roush has joined the Advanced Energy Board of Directors.